Exhibit 99.1
UWM Holdings Corporation Announces
Third Quarter 2021 Results
$329.9 million in 3Q21 Net Income; Record Quarterly Total Loan Volume of $63.0 billion and Purchase Volume of $26.5 billion
PONTIAC, MI, November 9, 2021 - UWM Holdings Corporation (NYSE: UWMC), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), the #1 wholesale mortgage lender in America, today announced its results for the third quarter ended September 30, 2021. UWMC reported 3Q21 net income of $329.9 million and diluted earnings per share of $0.16. Loan origination volume for the quarter was a record of $63.0 billion, which included $26.5 billion in purchase volume. Net income for the third quarter was inclusive of a $170.5 million decline in fair value of mortgage servicing rights (MSRs).

Mat Ishbia, Chairman and CEO of UWMC, said: "UWM broke company records yet again in Q3 for overall originations and purchase originations, demonstrating continued momentum for both UWM and the broker channel. I'm proud of our newest technology launches, BOLT, The Source, and UWM Appraisal Direct. These enhancements are just another in a long line of technology initiatives that UWM has pioneered over the years for the benefit of independent mortgage brokers, and by extension, consumers that are wise enough to use them rather than our retail competitors. Now more than ever, the broker channel is the fastest, easiest and cheapest way for a consumer to get a mortgage."
Third Quarter 2021 Financial Highlights
•Originations of $63.0 billion, a 16% increase from $54.3 billion in 3Q20 and a 6% increase from $59.2 billion in 2Q21
•Purchase originations of $26.5 billion, a 119% increase compared to $12.1 billion in 3Q20 and a 10% increase from $24.1 billion in 2Q21
•Total gain margin of 94 bps in 3Q21 compared to 318 bps in 3Q20 and 81 bps in 2Q21
•Third quarter 2021 net income of $329.9 million inclusive of a $170.5 million decline in fair value of MSRs as compared to $1.5 billion of net income for 3Q20 inclusive of $68.9 million of expenses related to amortization, impairment, and pay-offs of MSRs and $138.7 million of net income for 2Q21 inclusive of a $219.1 million decline in fair value of MSRs
•Total equity of $3.0 billion at September 30, 2021 as compared to $2.0 billion at September 30, 2020 and $2.7 billion at June 30, 2021
•Unpaid principal balance of mortgage servicing rights increased to $284.9 billion at September 30, 2021 from $153.1 billion at September 30, 2020 and $260.5 billion at June 30, 2021
•Sale of MSRs in 3Q21 on loans with an aggregate unpaid principal balance of approximately $22.7 billion for proceeds of approximately $269.9 million
•Continued stock buyback, repurchasing 1,952,018 Class A shares in 3Q21; through September 30, 2021, total Class A shares repurchased by the Company of 2,742,617 for $21.0 million for an average price per share of $7.66

Production and Income Statement Highlights (dollars in thousands)

	Q3 2021	Q2 2021	Q3 2020
Closed loan volume(1)	$63,004,342	$59,210,747	$54,289,429
Total gain margin(1)(2)	0.94%	0.81%	3.18%
Net income	$329,857	$138,712	$1,450,883
Adjusted net income(3)	254,672	106,841	1,109,048
Adjusted EBITDA(3)	290,382	209,651	1,391,204

(1)Key operational metric - see discussion below.
(2)Represents total loan production income divided by total production.
(3)Non-GAAP metric - see discussion below.
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q3 2021	Q2 2021	Q3 2020
Cash and cash equivalents	$950,910	$1,048,177	$755,795
Mortgage loans at fair value	11,736,642	12,404,112	5,215,196
Mortgage servicing rights (fair value at Q3 2021 and Q2 2021; amortized cost at Q3 2020)(1)	2,900,310	2,662,556	1,411,272
Total assets	16,480,950	16,844,098	7,907,803
Non-funding debt (2)	1,580,143	1,548,088	346,225
Total equity	2,994,028	2,686,986	2,022,361
Non-funding debt to equity (2)	0.53	0.58	0.17

(1)The Company elected the fair value method of accounting for mortgage servicing rights effective January 1, 2021.
(2)Non-GAAP metric - please see discussion below.
Mortgage Servicing Rights (dollars in thousands)

	Q3 2021	Q2 2021	Q3 2020
Unpaid principal balance	$284,918,293	$260,514,602	$153,113,808
Weighted average interest rate	2.95%	2.97%	3.32%
Weighted average age (months)	8	7	4
Technology Update
•UWM launched three new technologies in Q3 which are intended to speed-up the loan process and help independent mortgage brokers grow their business:
◦BOLT allows broker clients to obtain an initial underwrite approval for qualified borrowers in as little as 15 minutes which will unlock underwriter capacity and ultimately drive down UWM's cost-per-loan.
◦UWM Appraisal Direct will streamline the appraisal process delivering faster appraisals and a long list of benefits to appraisers and borrowers alike to offer a better experience and relieve a key pain point in the mortgage industry.
◦The Source is a mortgage search engine that learns from past searches and allows for the creation of a personalized hub for every UWM broker client to customize and track the information most important to them from pricing matrices to GSE guidelines and even job aids on all of UWM's technology.

Operational and Community Highlights
•We maintained an average application to clear to close time (“Days to Close”) of approximately 19 days in 3Q21 while management estimates that the industry remains at an average of 43 days during the third quarter 2021, as released in the August ICE Mortgage Technology Origination Insight Report
•Our 1.01% 60+ days delinquency and our 0.83% forbearance rates, as of September 30, 2021, are significantly better than the industry averages of 3.91% and 2.62%, respectively, highlighting our strong credit quality
•Executed $1.17 billion in Private Label Securitization deals and sold MSRs on loans with an aggregate unpaid principal balance of approximately $22.7 billion for proceeds of approximately $269.9 million
•UWM celebrated National Mortgage Broker Day by inviting 100 mortgage brokers to ring the NYSE closing bell on July 21st
Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q3 2021	Q2 2021	Q3 2020
Conventional	$18,633,123	$17,439,162	$10,373,521
Jumbo	3,368,094	3,151,864	—
Government	4,472,931	3,471,430	1,719,375
Total Purchase	$26,474,148	$24,062,456	$12,092,896

Refinance:	Q3 2021	Q2 2021	Q3 2020
Conventional	$31,353,081	$30,143,310	$37,115,641
Jumbo	2,244,459	2,737,040	4,605
Government	2,932,654	2,267,940	5,076,287
Total Refinance	$36,530,194	$35,148,290	$42,196,533
Total Originations	$63,004,342	$59,210,746	$54,289,429
Chairman and CEO of UWMC, Mat Ishbia, added: “As the mortgage market shifts from heavy refinance to more purchase, UWM and the wholesale channel, are uniquely positioned to best serve the needs of the American consumer as a team. Brokers, by nature, are embedded in their local housing markets and UWM provides them elite technology, speed, and service, especially on purchase loans. Technologies like BOLT and UWM Appraisal Direct will continue to fuel broker channel growth for years to come.”
Fourth Quarter 2021 Outlook
We anticipate fourth quarter production to be in the $52-$60 billion range, with expected gain margin between 85 and 105 bps.
Dividend
Subsequent to September 30, 2021, for the fourth consecutive quarter, the UWMC Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on January 6, 2022 (the “Dividend Payment Date”) to stockholders of record at the close of business on December 10, 2021. On or before the Dividend Payment Date, the Board, in its capacity as the Manager of UWM Holdings LLC ("Holdings LLC") and pursuant to its authority under the Holdings LLC Amended and Restated Operating Agreement, will determine whether to (a) make distributions from Holdings LLC to only UWM Holdings Corporation, as the owner of the Class A Units of Holdings LLC with the proportional amount due to SFS Holding Corp. ("SFS Corp.") as the owner of the Class B Units of Holdings LLC, being distributed upon the sooner to occur of (i) the Board making a determination to do so or (ii) the date on which Class B Units of Holdings LLC are converted into shares of Class B common stock of UWMC or (b) make proportional and simultaneous distributions from Holdings LLC to both UWM Holdings Corporation, as the owner of the Class A Units of Holdings LLC and to SFS Corp. as the owner of the Class B Units of Holdings LLC.
Earnings Conference Call Details
As previously announced, UWMC will hold a conference call for financial analysts and investors on Tuesday, November 9 at 9:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:

•https://conferencingportals.com/event/YModynrv
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and transcript will be available on the UWMC investor relations website at https://investors.uwm.com/.

Key Operational Metrics
“Closed loan volume” and “Total gain margin” are key operational metrics that UWMC management uses to evaluate the performance of the business. “Closed loan volume” is the aggregate principal of the residential mortgage loans originated by UWMC during a period. “Total gain margin” represents total loan production income divided by total loan production.
Non-GAAP Metrics
UWMC's net income for periods prior to the first quarter of 2021 does not reflect a significant income tax provision, since UWM (UWMC's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, UWMC's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by UWMC. Therefore, for comparison purposes, UWMC provides “Adjusted net income”, which is our pre-tax income adjusted for a 23.60% estimated annual effective tax rate. “Adjusted net income” is a Non-GAAP Metric.

We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization of premises and equipment, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions (for periods subsequent to the election of the fair value method accounting for MSRs), and the impairment or recovery of MSRs (for periods prior to the election of the fair value method of accounting for MSRs), the impact of non-cash deferred compensation expense, the change in fair value of Public and Private Warrants, and the change in Tax Receivable Agreement liability. We exclude the change in Tax Receivable Agreement liability, the change in fair value of Public and Private Warrants and the change in fair value of MSRs due to valuation inputs or assumptions, or impairment or recovery of MSRs prior to the election of the fair value method of accounting for MSRs, as these represent non-cash, non-realized adjustments to our earnings, which are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a Non-GAAP metric. We define “Non-funding debt” as the total of UWMC's senior notes, operating lines of credit, borrowings against investment securities, equipment note payable, and finance leases as reported on our balance sheet, and the “Non-funding debt to equity ratio” as total Non-funding debt divided by UWMC’s total equity.

Management believes that these Non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following table presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands):

Adjusted net income	Q3 2021	Q2 2021	Q3 2020
Earnings before income taxes	$333,340	$140,174	$1,451,633
Impact of estimated annual effective tax rate of 23.60%	(78,668)	(33,081)	(342,585)
Adjusted net income	$254,672	$107,093	$1,109,048

Adjusted EBITDA	Q3 2021	Q2 2021	Q3 2020
Net income	$329,857	$138,712	$1,450,883
Interest expense on non-funding debt	22,034	22,292	4,374
Provision for income taxes	3,483	1,462	750
Depreciation and amortization	9,034	8,353	2,749
Stock-based compensation expense	2,126	2,327	—
Change in fair value of MSRs due to valuation inputs or assumptions	(61,477)	38,035	—
Recovery of MSRs	—	—	(84,519)
Deferred compensation, net	(5,965)	—	16,967
Change in fair value of Public and Private Warrants	(12,110)	(1,530)	—
Change in Tax Receivable Agreement liability	3,400	—	—
Adjusted EBITDA	$290,382	$209,651	$1,391,204

Non-funding debt and non-funding debt to equity	Q3 2021	Q2 2021	Q3 2020
Senior notes	$1,484,370	$1,483,587	$—
Borrowings against investment securities	32,560	—	—
Operating lines of credit	—	—	320,300
Equipment note payable	2,343	2,583	25,925
Finance lease liability	60,871	61,918	—
Total non-funding debt	$1,580,143	$1,548,088	$346,225
Total equity	$2,994,028	$2,686,986	$2,022,361
Non-funding debt to equity	0.53	0.58	0.17
Forward Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release include statements regarding: (1) our foundation and strategies for growth and the drivers of that growth; (2) our “All-In” initiative and its impact on our business and industry; (3) our performance in shifting market conditions and the comparison of such performance against our competitors; (4) growth of the wholesale channel and the benefits to our business of such growth; (5) our investments in technology and the impact to our operations and financial results; (6) our purchase production and product mix; and (7) our anticipated ranges for production volume and margin in the third quarter of 2021. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets, regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation is the publicly traded indirect parent of United Wholesale Mortgage (“UWM”). UWM is the #1 wholesale lender in the nation six years in a row, providing state-of-the-art technology and unrivaled client service. UWM underwrites and provides closing documentation for residential mortgage loans originated by independent mortgage brokers, correspondents, small banks and local credit unions. UWM focuses on providing highly efficient, accurate and expeditious lending support. UWM’s exceptional teamwork and focus on technology result in the delivery of innovative mortgage solutions that drive the company’s ongoing growth in market share and its leadership position as the foremost advocate for independent mortgage brokers. For more information, visit www.uwm.com.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
MATT ROSLIN	NICOLE YELLAND
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2021	December 31, 2020
Assets	(Unaudited)
Cash and cash equivalents	$950,910	$1,223,837
Mortgage loans at fair value	11,736,642	7,916,515
Derivative assets	143,807	61,072
Investment securities at fair value, pledged	41,809	—
Accounts receivable, net	340,028	253,600
Mortgage servicing rights	2,900,310	1,756,864
Premises and equipment, net	145,774	107,572
Operating lease right-of-use asset, net (includes $105,594 and $92,571 with related parties)	105,902	93,098
Finance lease right-of-use asset (includes $29,129 and $0 with related parties)	60,113	22,929
Other assets	55,655	57,989
Total assets	$16,480,950	$11,493,476
Liabilities and Equity
Warehouse lines of credit	$10,487,950	$6,941,397
Accounts payable and accrued expenses	1,229,483	847,745
Accrued distributions and dividends payable	10,087	—
Derivative liabilities	61,434	66,237
Borrowings against investment securities	32,560	—
Equipment note payable	2,343	26,528
Operating lines of credit	—	320,300
Senior notes	1,484,370	789,323
Operating lease liability (includes $117,516 and $104,006 with related parties)	117,824	104,534
Finance lease liability (includes $29,462 and $0 with related parties)	60,871	23,132
Total liabilities	13,486,922	9,119,196
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 100,367,478 shares issued and outstanding as of September 30, 2021	10	—
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of September 30, 2021	150	—
Additional paid-in capital	313	24,839
Retained earnings	129,815	2,349,441
Non-controlling interest	2,863,740	—
Total equity	2,994,028	2,374,280
Total liabilities and equity	$16,480,950	$11,493,476

UWM HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended			For the nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue
Loan production income	$589,461	$479,274	$1,723,981	$2,143,400	$2,884,162
Loan servicing income	174,695	145,278	70,503	443,762	182,656
Change in fair value of mortgage servicing rights	(170,462)	(219,104)	—	(448,825)	—
Gain (loss) on sale of mortgage servicing rights	(5,443)	10	(324)	(670)	(65,821)
Interest income	102,063	79,194	40,041	227,169	119,308
Total revenue, net	690,314	484,652	1,834,201	2,364,836	3,120,305
Expenses
Salaries, commissions and benefits	164,971	172,951	206,174	550,983	462,706
Direct loan production costs	18,980	15,518	16,685	47,660	39,864
Marketing, travel, and entertainment	14,138	12,157	3,608	37,138	13,913
Depreciation and amortization	9,034	8,353	2,749	24,676	8,071
Servicing costs	29,192	23,067	15,320	72,767	41,286
Amortization, impairment and pay-offs of mortgage servicing rights	—	—	68,928	—	357,728
General and administrative	39,148	41,289	28,484	96,867	70,835
Interest expense	90,221	72,673	40,620	215,884	113,683
Other (income)/expense	(8,710)	(1,530)	—	(27,544)	—
Total expenses	356,974	344,478	382,568	1,018,431	1,108,086
Earnings before income taxes	333,340	140,174	1,451,633	1,346,405	2,012,219
Provision for income taxes	3,483	1,462	750	17,831	1,500
Net income	329,857	138,712	1,450,883	1,328,574	2,010,719
Net income attributable to non-controlling interest	304,611	130,448	N/A	1,247,079	N/A
Net income attributable to UWMC	$25,246	$8,264	N/A	$81,495	N/A

Earnings per share of Class A common stock:
Basic	$0.25	$0.08	N/A	$0.80	N/A
Diluted	$0.16	$0.07	N/A	$0.55	N/A
Weighted average shares outstanding:
Basic	101,106,023	102,760,823	N/A	102,247,594	N/A
Diluted	1,603,710,511	1,605,067,478	N/A	1,604,567,758	N/A

Addendum to Exhibit 99.1

This addendum includes the Company's Condensed Consolidated Balance Sheets as of September 30, 2021 and the preceding four quarters and Statements of Operations for the quarter ended September 30, 2021 and the preceding four quarters, for purposes of providing historical quarterly trending information to investors.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Assets	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Cash and cash equivalents	$950,910	$1,048,177	$1,592,663	$1,223,837	$755,795
Mortgage loans at fair value	11,736,642	12,404,112	5,503,271	7,916,515	5,215,196
Derivative assets	143,807	75,438	113,168	61,072	51,053
Investment securities at fair value, pledged	41,809	—	—	—	—
Accounts receivable, net	340,028	317,458	549,381	253,600	246,862
Mortgage servicing rights	2,900,310	2,662,556	2,300,434	1,756,864	1,411,272
Premises and equipment, net	145,774	130,864	111,964	107,572	51,548
Operating lease right-of-use asset, net	105,902	87,130	87,896	93,098	109,680
Finance lease right-of-use asset	60,113	61,356	54,456	22,929	—
Other assets	55,655	57,007	59,393	57,989	66,397
Total assets	$16,480,950	$16,844,098	$10,372,626	$11,493,476	$7,907,803
Liabilities and Equity
Warehouse lines of credit	$10,487,950	$11,249,213	$4,823,740	$6,941,397	$4,913,206
Accounts payable and accrued expenses	1,229,483	1,018,536	1,185,499	847,745	462,074
Accrued dividends payable	10,087	160,444	160,517	—	—
Derivative liabilities	61,434	82,551	55,479	66,237	41,498
Borrowings against investment securities	32,560	—	—	—	—
Equipment note payable	2,343	2,583	25,424	26,528	25,925
Operating lines of credit	—	—	400,000	320,300	320,300
Senior notes	1,484,370	1,483,587	789,870	789,323	—
Operating lease liability	117,824	98,280	99,188	104,534	122,439
Finance lease liability	60,871	61,918	54,873	23,132	—
Total liabilities	13,486,922	14,157,112	7,594,590	9,119,196	5,885,442
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 100,367,478 shares issued and outstanding as of September 30, 2021	10	10	10	—	—
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2021	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of September 30, 2021	150	150	150	—	—
Additional paid-in capital	313	187	—	24,839	24,839
Retained earnings	129,815	109,397	113,078	2,349,441	1,997,522
Non-controlling interest	2,863,740	2,577,242	2,664,798	—	—
Total equity	2,994,028	2,686,986	2,778,036	2,374,280	2,022,361
Total liabilities and equity	$16,480,950	$16,844,098	$10,372,626	$11,493,476	$7,907,803

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Revenue
Loan production income	$589,461	$479,274	$1,074,665	$1,667,252	$1,723,981
Loan servicing income	174,695	145,278	123,789	105,648	70,503
Change in fair value of mortgage servicing rights	(170,462)	(219,104)	(59,259)	—	—
Gain (loss) on sale of mortgage servicing rights	(5,443)	10	4,763	3,538	(324)
Interest income	102,063	79,194	45,912	41,852	40,041
Total revenue, net	690,314	484,652	1,189,870	1,818,290	1,834,201
Expenses
Salaries, commissions and benefits	164,971	172,951	213,061	89,437	206,174
Direct loan production costs	18,980	15,518	13,162	14,595	16,685
Marketing, travel, and entertainment	14,138	12,157	10,843	6,454	3,608
Depreciation and amortization	9,034	8,353	7,289	8,749	2,749
Servicing costs	29,192	23,067	20,508	29,549	15,320
Amortization, impairment and pay-offs of mortgage servicing rights	—	—	—	215,390	68,928
General and administrative	39,148	41,289	16,430	28,022	28,484
Interest expense	90,221	72,673	52,990	53,353	40,620
Other (income) expense	(8,710)	(1,530)	(17,304)	—	—
Total expenses	356,974	344,478	316,979	445,549	382,568
Earnings before income taxes	333,340	140,174	872,891	1,372,741	1,451,633
Provision for income taxes	3,483	1,462	12,886	950	750
Net income	329,857	138,712	860,005	1,371,791	1,450,883
Net income attributable to non-controlling interest	304,611	130,448	812,020	N/A	N/A
Net income attributable to UWMC	$25,246	8,264	47,985	N/A	N/A

Earnings per share of Class A common stock:
Basic	$0.25	$0.08	$0.47	N/A	N/A
Diluted	$0.16	$0.07	$0.33	N/A	N/A
Weighted average shares outstanding:
Basic	101,106,023	102,760,823	103,104,205	N/A	N/A
Diluted	1,603,710,511	1,605,067,478	1,605,173,992	N/A	N/A